UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 12, 2013

SCIVANTA MEDICAL CORPORATION

(Exact name of registrant as specified in charter)

Nevada	000-27119	22-2436721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 Morris Avenue, Spring Lake, New Jersey	07762
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (732) 282-1620

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02.     Unregistered Sales of Equity Securities

On December 12, 2013, Scivanta Medical Corporation (the “Company”) issued 10% convertible debentures to two individual investors (the “Debentures”).  The gross proceeds received in connection with this private placement were $150,000.  The Debentures have a one year term with both principal and interest due on December 12, 2014 and bear interest at a rate of 10% per annum.

The entire principal and accrued interest amount of the Debentures is convertible into shares of the Company’s common stock at the option of the holder:  (a) upon the Company issuing equity securities and/or debt in a transaction or a series of transactions resulting in aggregate gross proceeds to the Company of a least $3,000,000 (a “Qualified Financing”); (b) at the maturity date of the Debentures; or (c) upon a change in control of the Company, as defined in the Debentures.  Upon the occurrence of a Qualified Financing, the Debentures are convertible into shares of the Company’s common stock at a conversion price equal to:  (i) eighty percent (80%) of the per share price paid by the purchasers of the Company’s common stock in the Qualified Financing; (ii) eighty percent (80%) of the per share conversion price of any instrument convertible into shares of the Company’s common stock, if no shares of the Company’s common stock are issued in the Qualified Financing; or (ii) $0.13, if no shares of the Company’s common stock or instruments convertible into shares of the Company’s common stock are issued in the Qualified Financing.  On the maturity date or upon a change in control of the Company, the Debentures are convertible into shares of the Company’s common stock at $0.13 per share.  The quoted market price of the Company’s common stock as of December 12, 2013 was $0.13 per share.

Each holder of the Debentures received a warrant to purchase shares of the Company’s common stock equal to twenty percent (20%) of the principal amount of the related Debenture divided by:  (a)  eighty percent (80%) of the per share price paid by the purchasers of Company’s common stock in the Qualified Financing; (b) eighty percent (80%) of the per share conversion price of any instrument convertible into shares of the Company’s common stock issued in the Qualified Financing, if no shares of Company’s common stock are issued in the Qualified Financing; or (c) $0.13, if no shares of the Company’s common stock or no instruments convertible into shares of the Company’s common stock are issued in the Qualified Financing or if a Qualified Financing is not consummated within one (1) year from the warrant issuance date.

All of the shares of the Company’s common stock underlying the warrants vest on the earlier of (i) one (1) year from the warrant issuance date, and (ii) the consummation of a Qualified Financing.  The exercise price of the warrants will be subject to adjustment for stock dividends, stock splits, or similar events.

An aggregate amount of 1,153,846 shares of the Company’s common stock can be issued pursuant to the Debentures at the current conversion price of $0.13 per share.  The Company will use the proceeds received in this private placement for working capital purposes.

In connection with the issuance of the Debentures, the Company relied on the exemption from registration for a private transaction not involving a public distribution provided by Section 4(2) of the Securities Act of 1933, as amended.

Section 9 – Financial Statements and Exhibits

Item 9.01.     Financial Statements and Exhibits.

    (d)  Exhibits:

Exhibit Number	Description

4.1
Form of 10% Convertible Debenture, dated as of December 12, 2013, issued to the following entities and in the following amounts:  RL & KC, LLC ($100,000) and James C. Czirr Trust U/A/D February 20, 2004 ($50,000).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIVANTA MEDICAL CORPORATION
(Registrant)

By:	/s/ David R. LaVance
David R. LaVance
President and Chief Executive Officer

Date:  December 17, 2013

EXHIBIT INDEX

Exhibit Number	Description

4.1
Form of 10% Convertible Debenture, dated as of December 12, 2013, issued to the following entities and in the following amounts:  RL & KC, LLC ($100,000) and James C. Czirr Trust U/A/D February 20, 2004 ($50,000).